Exhibit 10.51

AMENDMENT TO LEASE

This AMENDMENT TO LEASE dated June 8, 2022, is by and between Altman Investment Company, LP ("Landlord") and Capricor Therapeutics, Inc. ("Tenant").

A.WHEREAS Landlord and Tenant entered into that certain Lease Agreement, made as of July 16, 2021, for the lease of a portion of the ground floor ("Premises") of I 0865 Altman Row, San Diego, California.

B.WHEREAS the Parties seek to amend the Lease to, among other things, increase the square footage of the premises.

C.WHEREAS any terms set forth herein that are capitalized, but not defined herein, shall be given the same meaning set forth in the Lease.

NOW, THEREFORE, for valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.	Base Rent. Effective July I, 2022, the Base Rent shall be Forty-Nine Thousand Three Hundred and Twenty-Two Dollars ($49,322) per month.

2.	Premises. The square footage of the Premises is modified to 9,485 rentable square feet.

All other terms and conditions of the Lease remain unmodified and in full force and effect. The Lease, including this Amendment, is hereby ratified, and shall be considered to be the only agreements between the Parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written below.

LANDLORD		TENANT
Altman Investment Company, LP		Capricor Therapeutics, Inc.
By:	/s/ David Odmark	By:	/s/ AJ Bergmann
Name:	David Odmark	Name:	AJ Bergmann
Title:	Owner	Title:	Chief Financial Officer
Date:	6/8/2022	Date:	6/8/2022